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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 22, 2002


CONTACT: Donald L. Rich, Chairman of the Board           408-852-8000

Castelle CEO Donald L. Rich retiring, Scott C. McDonald appointed new CEO

MORGAN HILL, Calif., April 22, 2002 -- Donald L. Rich, 60, CEO of CASTELLE (NasdaqSC:CSTL), a leading provider of network application server appliances, today announced that he is retiring from the CEO post he has held since November of 1998. Scott C. McDonald, 48, a member of the Board of Directors since April of 1999 will assume the CEO position and continue to serve on the Board as well. Mr. Rich will continue on as Chairman of the Board, a post he has held since May 1999 and will stay active with the Company in that role.

"We are extremely pleased to have attracted an executive of Scott's caliber and background to Castelle to lead our Company going forward," said Mr. Rich. "Scott's long and active association with the Company as a Board member will contribute to a smooth transition. His passion for our business and his extensive professional and management experience with technology companies make him a logical fit to lead Castelle during the coming years."

About Scott C. McDonald

Mr. McDonald is a veteran business executive and leader with substantial experience in operations, administration and financial management and in building successful companies. His 25 years of professional and business successes have included leading companies in private and public company financings, mergers and acquisitions, financial restructurings, and system implementations at a number of rapidly growing technology companies in Silicon Valley, including Conxion Corporation, CIDCO Inc., PSI Integration, Inc., Integrated Systems, Inc., and Computer Products, Inc. In addition, Mr. McDonald serves or has served on the Board of Directors for a variety of public and private companies, including Castelle, Digital Power Corp., CIDCO Inc., and Octant Technologies Inc. Mr. McDonald holds a BS in Accounting from the University of Akron and an MBA from Golden Gate University.

"I am very excited and pleased with this great opportunity to take over from Don, who has turned the Company around since taking the CEO reins in 1998," said Mr. McDonald. "I believe that Don and the Castelle team have done an outstanding job in positioning and refocusing Castelle over the past few years in what has been a very tough economic time. I look forward to leading the Castelle team in the CEO role and continuing to work with Don, the other Board members and the employees of Castelle, as we manage the next stage in the Company's evolution."

About Donald L. Rich


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After receiving his BS in Mechanical Engineering from Purdue University and MBA from Stanford Business School, Mr. Rich launched his business career at International Business Machines Corporation ("IBM") where he held sales, marketing and financial management positions. After leaving IBM, Mr. Rich held executive positions in technology startups including VP of Marketing and Sales at Integrated Systems (later acquired by Wind River Systems) and CEO of Talarian Corporation (acquired by Tibco) prior to their successful IPOs. During his three and one half year tenure as CEO of Castelle, Mr. Rich refocused the business, moved to lower-cost facilities in Morgan Hill and returned the Company to profitability in seven of the last nine quarters. Don is looking forward to the end of a long commute and having more free time to spend with family and friends, participating with other company boards, special projects and working with organizations like the MIT-Stanford Venture Laboratory where he is on the Advisory Board.

About Castelle

Founded in 1987, Castelle develops and markets products that enable organizations to easily implement Internet and Intra-office messaging, data storage and printing over local area networks. Castelle is one of the pioneers of application server appliances and has developed expertise to integrate most complex functions into very easy-to-use and maintain, "plug-&-forget" shared devices. Castelle believes that its products are more economical than comparable software-only solutions, as they do not require a large technical staff to install, operate and maintain. Castelle products are utilized by industry leaders including Fortune 1000 companies and by small and medium-sized business worldwide and are available through a worldwide network of distributors, value-added resellers, systems integrators, e-commerce retailers, and the Castelle On-Line Store. Castelle is headquartered in Morgan Hill, California and can be reached at 408-852-8000, fax 408-852-8100 or www.castelle.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, relating to the future events. Actual events or the Company's results may differ materially from the events or results discussed in the forward-looking statements. More information about potential factors which could affect Castelle's business and financial results is included in the Company's reports to the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended December 31, 2001. All forward-looking statements are based on information available to Castelle on the date hereof, and Castelle assumes no obligation to update such statements.